Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2026 relating to the financial statements  of Inflection Point Acquisition Corp. VI (the Company), which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Minneapolis, Minnesota

October 2, 2026